DNB FINANCIAL CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
FOR
WILLIAM S. LATOFF

AS AMENDED AND RESTATED EFFECTIVE APRIL 1, 2007

ARTICLE I
PURPOSE

1.01  The primary purpose of this Plan is to provide a supplemental retirement benefit to the Executive in order to competitively compensate him for being elected full-time Chairman and Chief Executive Officer of the Company in 2004 and, as a result, foregoing opportunities to accrue substantial retirement income in connection with his other business interests. The Deferred Compensation shall be earned by the Executive and accrued by the Company on a defined contribution basis.

ARTICLE II
DEFINITIONS

2.01  "Account" means a bookkeeping reserve account established in the books of the Company for the Executive.

2.02 “Accrued Benefit” means, at any point in time, the Executive’s vested interest, as determined pursuant to Article IV, below, in the Account resulting from all allocations pursuant to Section 3.01, below, plus earnings pursuant to Section 3.02, below, and after taking into account any previous payments pursuant to Article V, below.

2.03  “Bank” means DNB First, National Association.

2.04 "Beneficiary" means the beneficiary or beneficiaries designated by the Executive to receive the amounts, if any, payable under the Plan upon his or her death, pursuant to Article VII, below.

2.05  "Board of Directors" means the Board of Directors of the Company.

    2.06 “Cause” means personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, conviction of a felony, suspension or removal from office or prohibition from participation in the conduct of the Company’s or Bank’s affairs pursuant to a notice or other action by any regulatory agency having jurisdiction over the Company or the Bank, or willful violation of any law, rule or regulation or final cease-and-desist order which in the reasonable judgment of the Board of Directors will probably cause substantial economic damages to the Company, willful or intentional breach or neglect by Executive of his duties, or material breach of any material provision of any agreement between the Company or the Bank and the Executive pertaining to his employment. For purposes of this definition of “Cause,” no act, or failure to act on Executive’s part shall be considered “willful” unless done, or omitted to be done, by him without good faith and without reasonable belief that this action or omission was in the best interest of Company; provided that any act or omission to act by Executive in reliance upon an approving opinion of counsel to the Company or counsel to the Executive shall not be deemed to be willful. The terms “incompetence” and “misconduct” shall be defined with reference to standards generally prevailing in the banking industry. In determining incompetence and misconduct, Company shall have the burden of proof with regard to the acts or omission of Executive and the standards prevailing in the banking industry.

2.07 “Change of Control” means any one or more of the following, with respect to the Company or the Bank:

(1) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) (or any successor provision) as it may be amended from time to time;

(2) any “persons” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date first written above), other than Company or Bank or any “person” who on the date hereof is a director of officer of Company or Bank, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Company or Bank representing 25% or more of the combined voting power of Company’s or Bank’s then outstanding securities; or

(3) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Company or Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

2.08 “Code” means the Internal Revenue Code of 1986, as amended.

2.09 "Company" means DNB Financial Corporation.

2.10  "Deferred Compensation" means the supplemental compensation and earnings thereon credited to the Account.

2.11  "Effective Date" means April 1, 2007, the effective date of this Plan as hereby amended and restated.

2.12  "Executive" means William S. Latoff.

2.13  “Good Reason” means (a) the assignment to Executive of any duties inconsistent with Executive’s positions, duties, responsibilities, titles or offices with the Company or the Bank as in effect immediately prior to a Change in Control, (b) any removal of Executive from, or any failure to re-elect Executive to, any of such positions, except in connection with a termination or suspension of employment for Cause, disability, death or retirement, (c) a reduction by the Company or the Bank in Executive’s base annual salary, bonus and/or benefits as in effect immediately prior to a Change in Control or as the same may be increased from time to time thereafter, or the failure to grant periodic increases in the Executive’s base annual salary on a basis at least substantially comparable to the lowest periodic increase granted to other officers of the Company having the title of executive vice president or above, (iv) any purported termination of Executive’s employment with the Company or the Bank when Cause does not exist, or (v) a relocation of Executive’s workplace outside of Chester County.

2.14 “Payment Date” means January 1, 2019.

2.15 "Plan" means this DNB Financial Corporation Supplemental Executive Retirement Plan, as hereby amended and restated effective April 1, 2007, and as the same may be further amended from time to time.

2.16  "Trustee" means the individual or corporation appointed by the Company to serve as trustee of a trust established by the Company pursuant to Article VI, below.

2.17  "Valuation Date" means the last day of each calendar month on which the New York Stock Exchange is open for business.

ARTICLE III
ALLOCATION OF DEFERRED COMPENSATION

3.01  As of the Effective Date, the Company shall credit Deferred Compensation to the Account in the amount of One Thousand, Six Hundred Thirty Dollars ($1,630.00), representing the additional amount, if any, accrued to Executive’s benefit to the Effective Date on the deferred compensation amounts credited to date to the Account. As of January 1 of each of the years 2008 through 2018, the Company shall credit Deferred Compensation to the Account in the amount of seventy thousand dollars ($70,000).

3.02  As of each Valuation Date after the Effective Date, the Company shall credit the Account with earnings in the nature of interest at a rate equal to the prime rate of interest most recently published by the Wall Street Journal prior to January 1 of the calendar year in which such Valuation Date falls. Notwithstanding the preceding sentence, in no event shall the rate used for purposes of this Section 3.02 be less than eight percent (8%) or greater than nine and one-half percent (9.5%).

ARTICLE IV
VESTING

4.01  For purposes of this Plan, the Executive shall have a vested interest in the balance of the Account of forty percent (40%) as of the Effective Date. Thereafter, the Executive’s vested interest in the balance of the Account shall be determined in accordance with the following schedule, provided that the Executive remains employed, continuously, by the Company or the Bank through the dates indicated:

Date	Vested Percentage
December 15, 2007	60%
December 15, 2008	80%
December 15, 2009	100%

4.02 Notwithstanding Section 4.01, above, (a) the Executive’s vested interest in the Account upon and at all times following his termination by the Company or the Bank for reasons other than Cause shall be one hundred percent (100%); (b) the Executive’s vested interest in the Account upon and at all times following his termination of employment with the Company or the Bank for Good Reason following a Change in Control shall be one hundred percent (100%); and (c) the Executive’s vested interest in the Account upon and at all times following his termination of employment with the Company or the Bank for Good Reason following the signing of a letter of intent or a formal acquisition or merger agreement between the Company or the Bank, of the one part, and a third party which contemplates a transaction that would result in a Change in Control, but only if such letter of intent or agreement, or the transaction contemplated thereby, has not been canceled or terminated at the time of his termination for Good Reason.

ARTICLE V
ENTITLEMENT DEFERRED TO COMPENSATION

5.01  Commencing on the Payment Date, or as soon as practicable thereafter, the Executive’s Accrued Benefit shall be paid to him in fifteen (15) annual installments. Payment shall commence on the Payment Date whether or not the Executive is still employed by the Company or the Bank as of the Payment Date.

5.02 At least one year prior to the Payment Date, the Executive may make an election to defer receipt of the installment payments set forth in Section 5.01, and instead receive payment of his Accrued Benefit in two or more, but not more than fifteen (15), annual installments commencing as of a date specified by the Executive, or in a single lump sum as of a date specified by the Executive, provided that in either case such date is at least five years following the Payment Date. Any such election shall be in writing and delivered to the Chief Financial Officer of the Company at least one year prior to the Payment Date.

5.03 In the event of the death of the Executive prior to the Payment Date, the Executive’s Accrued Benefit shall be paid to his Beneficiary in either a single lump sum, in annual installments over a period of years not exceeding fifteen (15), or by the purchase and distribution of a commercial annuity contract, as of or commencing on the Payment Date, or as soon as practicable thereafter, as directed by the Beneficiary in a written election delivered to the Chief Financial Officer of the Company. Such written election shall be made no later than the last date permitted by Section 409A of the Code and the regulations thereunder. If no such written election is made in a timely manner, or if no such election is permitted by Section 409A of the Code and the regulations thereunder, the Executive’s Accrued Benefit shall be paid to the Beneficiary in a single lump sum as of the Payment Date, or as soon as practicable thereafter.

5.04 If payments hereunder are to be made in two or more installments, the amount of each installment, other than the final installment, shall be equal to the Accrued Benefit as of the last Valuation Date preceding payment, divided by the number of payments remaining in the installment period, including the current payment. The amount of the final installment shall be equal to the Accrued Benefit as of the last Valuation Date preceding the date of payment. Any amount remaining upon the death of the Executive shall be paid to his Beneficiary in either a single lump sum, in annual installments over a period of years not exceeding fifteen (15), or by the purchase and distribution of a commercial annuity contract, as of or commencing on the Payment Date, or as soon as practicable thereafter, as directed by the Beneficiary in a written election delivered to the Chief Financial Officer of the Company. Such written election shall be made no later than the last date permitted by Section 409A of the Code and the regulations thereunder. If no such written election is made in a timely manner, or if no such election is permitted by Section 409A of the Code and the regulations thereunder, the Executive’s Accrued Benefit shall be paid to the Beneficiary in a single lump sum as of the Payment Date, or as soon as practicable thereafter..

5.05 All amounts payable pursuant to this Plan shall be subject to all applicable Federal, state and local tax withholding requirements, and other charges and assessments imposed by law.

5.06 Notwithstanding the foregoing provisions of this Article V, or the vesting rules of Article IV, if the Executive’s employment with the Company or the Bank is terminated for Cause prior to the commencement of payments, he shall forfeit the Accrued Benefit, and no payments to him or his Beneficiary shall be made under this Plan. If the Executive’s employment with the Company or the Bank is terminated for Cause after the commencement of payments, he shall forfeit the Accrued Benefit, and no further payments to him or his Beneficiary shall be made under this Plan.

5.07        (a) If, as a result of payments provided for under or pursuant to this Plan, together with all other payments in the nature of compensation provided to or for the benefit of the Executive under any other plans or agreements in connection with a Change in Control, the Executive becomes subject to excise taxes under Section 4999 of the Code, then, in addition to any other benefits provided under or pursuant to this Plan or otherwise, the Company shall pay to the Executive at the time any such payments are made under or pursuant to this or other plans or agreements, an amount equal to the amount of such excise taxes (the “Parachute Tax Reimbursement”). In addition, the Company shall “gross up” such Parachute Tax Reimbursement by paying to the Executive at the same time an additional amount equal to the aggregate amount of any additional taxes (whether income taxes, excise taxes, special taxes, employment taxes or otherwise, and whether Federal, state or local) that are or will be payable by the Executive as a result of the Parachute Tax Reimbursement being paid or payable to the Executive and as a result of such additional amounts paid or payable to the Executive pursuant to this sentence, such that after payment of such additional taxes the Executive shall have been paid on a net, after-tax basis an amount equal to the Parachute Tax Reimbursement. The amount of the gross-up described in the immediately preceding sentence shall be computed on the assumption that the Executive shall be subject to each applicable tax at the highest marginal rate of such tax.

(b) The amount of any Parachute Tax Reimbursement and any gross-up shall be determined by a registered public accounting firm selected by the Compensation Committee of the Board of Directors of the Company, whose determination, absent manifest error, shall be treated as conclusive and binding absent a binding determination by a governmental authority that a greater or lesser amount of taxes is payable by the Executive.

(c) If the Parachute Tax Reimbursement and a gross-up are provided for the Executive pursuant to one or more other plans or agreements in addition to this Plan, they shall be provided only once.

ARTICLE VI
FUNDING OF DEFERRED COMPENSATION

6.01  Except as provided by the terms of a Trust established pursuant to Section 6.02, below, neither the Executive nor the Beneficiary shall have any right, title, or interest in or to any investments which the Company may make to aid it in meeting its obligations hereunder. Such investments, whether held in trust or otherwise, shall be unrestricted corporate assets.

6.02  The Company may establish a Trust for the purpose of funding the Deferred Compensation provided hereunder. Such Trust shall include such terms, restrictions and limitations as necessary to ensure that it will be treated as a "grantor trust" within the meaning of subpart E, part I, subchapter J, chapter I, subtitle A of the Code, with respect to the Company. Moreover, the Trust shall be evidenced by an agreement substantially similar to the form of the model trust agreement set forth in Internal Revenue Service Revenue Procedure 92-64, including any modification to such Revenue Procedure, and include provisions required in such model trust agreement that all assets of the trust shall be subject to the claims of creditors of the Company in the event of its insolvency. Any assets of the Trust remaining after the obligations to the Executive and his Beneficiary have been satisfied shall be paid to the Company.

6.03 The Company shall direct the Trustee of the Trust to invest the assets of the Trust in accordance with the investment directions of the Compensation Committee of the Board of Directors. Neither the Company, the Compensation Committee of the Board of Directors, the Trustee, nor their respective employees and agents shall be liable for any losses attributable to the investment selections made by the Compensation Committee of the Board of Directors.

6.05 Notwithstanding any provision of the Trust to the contrary, all expenses of the Trust, and any taxes that may be levied against the Trust, shall be paid by the Company, other than taxes required to be withheld from payments of Trust assets to the Executive or his Beneficiary. In the event that any Trust assets are used to pay expenses or taxes of the Trust, the Company shall reimburse the Trust within five business days of such payment.

ARTICLE VII
DESIGNATION OF BENEFICIARIES

7.01  The Executive shall file with the Company a written designation in the form attached hereto as Appendix A of one or more persons as Beneficiary to receive the amount, if any, payable under the Plan upon his death. The Executive may, from time to time, revoke or change his Beneficiary designation by filing a new designation with the Company. The last such designation received by the Company shall be controlling, provided, however, that no designation, change or revocation thereof, shall be effective unless received by the Company prior to the Executive’s death.

7.02  If no such Beneficiary designation is in effect at the time of the Executive’s death, or if no designated Beneficiary survives the Executive, the payment of the amount, if any, payable under the Plan upon his or her death shall be made to his or her surviving spouse; if no surviving spouse, to the Executive’s surviving children equally; if no surviving children, to the Executive’s surviving grandchildren equally; if no surviving grandchildren, to the Executive’s estate.

ARTICLE VIII
ADMINISTRATION

8.01  The Company shall have the discretionary authority to determine eligibility for payments under the Plan and to construe, interpret and administer the Plan, and shall do so in a manner that is consistent with the requirements and limitations of Section 409A of the Code.

8.02 The Executive or, in the event of the Executive’s death, the Executive’s Beneficiary, may file a written claim for payment hereunder with the Company. In the event of a denial of any payment due to or requested by the Executive or Beneficiary (the “claimant”), the Company will give the claimant written notification containing specific reasons for the denial. The written notification will contain specific reference to the pertinent provisions of this Agreement on which the denial of the claim is based. In addition, it will contain a description of any other material or information necessary for the claimant to perfect a claim, and an explanation of why such material or information is necessary. The notification will provide further appropriate information as to the steps to be taken if the claimant wishes to submit the claim for review and the time limits applicable thereto, and a statement of the claimant’s right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended. This written notification will be given to a claimant within ninety (90) days after receipt of the claim by the Company unless special circumstances require an extension of time for processing the claim, in which case the Company shall provide written notice of the extension to the claimant and the reasons therefore, and the date by which the Company expects to make its determination with respect to the claim. In no event shall such extension exceed 90 days.

8.03 In the event of a denial of a claim for benefits, the claimant or a duly authorized representative will be permitted to submit issues and comments in writing to the Company and to submit documents, records and other information relating to the claim for benefits. The claimant or a duly authorized representative shall also be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits. In addition, the claimant or a duly authorized representative may make a written request for a full and fair review of the claim and its denial by the Company that takes into account all comments, documents, records and other information submitted by the claimant, without regard to whether such information was submitted or considered in the initial benefits determination; provided, however, that such written request is received by the Company (or its delegate) within sixty (60) days after receipt by the claimant of written notification of the denial. The sixty (60) day requirement may be waived by the Company in appropriate cases.

8.04 A decision on review of a claim for benefits will be rendered by the Company within sixty (60) days after the receipt of the request. Under special circumstances, an extension (up to an additional 60 days) can be granted for processing the decision. Notice of this extension must be provided in writing to the claimant prior to the expiration of the initial sixty-day period. In no event will the decision be rendered more than one hundred twenty (120) days after the initial request for review. Any decision by the Company will be furnished to the claimant in writing and will set forth the specific reasons for the decision and the specific provisions on which the decision is based. The claimant or a duly authorized representative shall also be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.

ARTICLE IX
AMENDMENT

9.01  Except as provided in Section 9.02, the Company may amend the Plan only with the express, written consent of the Executive or, after his death, the Beneficiary.

9.02 The Company may amend the Plan at any time to the extent necessary to comply with any requirement or limitation set forth in Section 409A of the Code or the regulations relating thereto.

ARTICLE X
MISCELLANEOUS

10.01  Nothing contained in the Plan shall give the Executive the right to be retained in the employment of the Company or the Bank or affect the right of either party to terminate the Executive’s services. The adoption of the Plan shall not constitute an employment contract between the Company and Executive.

10.02  If the Company shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, the Company may direct that any amount to which such person is entitled be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Company to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan and the Company therefor.

10.03  Except insofar as may otherwise be required by law, no amount payable at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge, encumbrance or garnishment by creditors of the Executive or the Beneficiary nor be subject in any manner to the debts or liabilities of any person, and any attempt to do so alienate or subject any such amount, whether presently or thereafter payable, shall be void.

10.04  It is the intention of the Company that the Plan shall be unfunded for Federal income tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended.

10.05 All rights under this Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent such laws are superseded by the laws of the United States.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its authorized officers as of this 28th day of March, 2007.

ATTEST: /s/ Gerald F. Sopp Gerald F. Sopp Chief Financial Officer	DNB FINANCIAL CORPORATION By: /s/ William J. Hieb William J. Hieb President By: /s/ James H. Thornton James H. Thornton Chairman Benefits & Compensation Committee

I, William S. Latoff, hereby consent to the amendment and restatement of the DNB Financial Corporation Supplemental Executive Retirement Plan for William S. Latoff, effective as of April 1, 2007, as set forth herein.

/s/ William S. Latoff	March 28, 2007
signature	date

DNB FINANCIAL CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
FOR
WILLIAM S. LATOFF

AS AMENDED AND RESTATED EFFECTIVE APRIL 1, 2007

APPENDIX A•

DESIGNATION OF BENEFICIARY

Pursuant to the above-referenced Supplemental Executive Retirement Plan (“Plan”), I, William S. Latoff, hereby designate the following person(s) or entity(ies) as beneficiary(ies) of any and all amounts which shall be payable pursuant to the Plan by reason of or following my death and revoke all such prior beneficiary designations:

Primary Beneficiary I	Primary Beneficiary II (optional)
Name:	Name:
Address:	Address:

SSN/EIN:	SSN/EIN:
Relationship:	Relationship:
Percentage:	Percentage:

Contingent Beneficiary I	Contingent Beneficiary II (optional)
Name:	Name:
Address:	Address:

SSN/EIN:	SSN/EIN:
Relationship:	Relationship:
Percentage:	Percentage:

	(signature)	(date)

________________________________
• This form should be revised if more than two Primary Beneficiaries or more than two Contingent Beneficiaries are to be designated.